Exhibit 107

Calculation of Filing Fee Tables

Form S-3
(Form Type)

AGCO Corporation

AGCO International Holdings B.V.

AGCO International GmbH

Massey Ferguson Corp.

The GSI Group, LLC

(Exact Name of Each Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit(1)	Maximum Aggregate Offering Price(1)	Fee Rate(2)	Amount of Registration Fee(2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.01 per share	Rule 456(b) and Rule 457(r)				0.0001476
	Equity	Preferred Stock, par value $0.01 per share	Rule 456(b) and Rule 457(r)				0.0001476
	Debt	Debt Securities	Rule 456(b) and Rule 457(r)				0.0001476
	Other	Warrants(3)	Rule 456(b) and Rule 457(r)				0.0001476
	Equity	Depositary Shares	Rule 456(b) and Rule 457(r)				0.0001476
	Other	Purchase Contracts	Rule 456(b) and Rule 457(r)				0.0001476
	Other	Units(4)	Rule 456(b) and Rule 457(r)				0.0001476
	Debt	Guarantees of Debt Securities(5)	Rule 456(b) and Rule 457(r)
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts							0
	Total Fees Previously Paid							0
	Total Fee Offsets							0
	Net Fee Due							0

(1)	An indeterminate aggregate initial offering price and number of shares or amount of securities of each identified class is being registered as may, from time to time, be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.
(2)	In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended (the “Securities Act”), AGCO Corporation is deferring payment of all of the registration fee, which will be calculated based on the fee rate in effect at the time of such fee payment.
(3)	The warrants covered by this registration statement may be warrants to purchase common stock, preferred stock, debt securities, depositary shares or units.
(4)	The units covered by this registration statement may consist of any of the other securities listed in the registration statement.
(5)	AGCO International Holdings B.V., AGCO International GmbH, Massey Ferguson Corp. and The GSI Group, LLC may guarantee the obligations of AGCO Corporation under some or all of the debt securities. Pursuant to Rule 457(n) of the Securities Act, no separate fee will be payable with respect to the guarantees of the debt securities.